                                                                      Exhibit 10

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of May 1, 1998 (the "Effective Date"), by and between New Directions Manufacturing, Inc., a Nevada corporation (the "Company"), and Michael D. Dunn ("Consultant").


                                    RECITALS

      WHEREAS, the Company desires to retain the Consultant to provide the services set forth in Exhibit A hereto for the benefit of the Company (the "Consulting Services");

      WHEREAS, Consultant is engaged in the business of providing the Consulting Services and desires to provide the Consulting Services to the Company in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                A G R E E M E N T

      1. Appointment and Duties. The Company hereby engages Consultant to perform the Consulting Services commencing upon the date of this Agreement and terminating in accordance with the terms set forth in Exhibit A. Consultant agrees to accept such engagement upon the terms and conditions set forth herein. Consultant shall faithfully and diligently perform the Consulting Services.

      2. Compensation. Subject to the termination of this Agreement as provided herein, the Company shall compensate Consultant for the performance of the Consulting Services hereunder upon the terms and conditions set forth in attached Exhibit B hereto

      3.  Non-Exclusive; Non-Disclosure.

            3.1. Consultant agrees to perform Consultant's Consulting Services efficiently and to the best of Consultant's ability. It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. Notwithstanding the foregoing, the Company acknowledges and agrees that Consultant's engagement with the Company is not exclusive and that Consultant is engaged in other business endeavors and reserves the right to continue to do so throughout the terms of this Agreement.

            3.2. Consultant acknowledges that Consultant may have access to proprietary information regarding the business operations of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company's prior written consent.

      4. Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company.

      5.   Term; Termination

            (a) Consultant may terminate this Agreement immediately for cause at any time without notice. For purposes of this subsection (b), "cause" for termination by Consultant shall be (i) a breach by The Company of any material covenant or obligation hereunder; or (ii) the voluntary or involuntary dissolution of the Company.

            (b) The Company may terminate this Agreement for cause at any time without notice. For purposes of this subsection (c), "cause" for termination shall be: (i) any felonious conduct or material fraud by Consultant in connection with The Company; (ii) any embezzlement or misappropriation of funds or property of The Company by Consultant; (iii) any material breach of or material failure to perform any covenant or obligation of Consultant under this Agreement; or (iv) gross negligence by Consultant in the performance of his duties under this Agreement.

      6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

      7. Notices

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties he reto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:


            If to the Company:      Donald A. Metke, President
                                    New Directions Manufacturing, Inc.
                                    2940 W. Willetta
                                    Phoenix, AZ 85009

            With copy to:           Lynne Bolduc, Esq.
                                    Horwitz & Beam
                                    Two Venture Plaza, Suite 380
                                    Irvine, California 92718

            If to Consultant:       Mr. Michael D. Dunn, President
                                    WADCO SERVICES INNS, INC.
                                    1409 Weiler Boulevard
                                    Forth Worth, TX 76112-2905

      The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

      8. Entire Agreement. Except as provided herein, this Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement.

      9. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

      10. Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

      11. Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement. In the event of such a dispute, it shall be resolved at the Orange County, California office of the American Arbitration Association.

      12. Assignment. Neither party shall assign its rights or obligations under this Agreement without the express prior written consent of the other party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


"The Company"

NEW DIRECTIONS MANUFACTURING, INC.



/s/ Donald A. Metke
----------------------------
BY:   Donald A. Metke
ITS:  President

"The Consultant"



/s/ Michael D. Dunn
----------------------------
Michael D. Dunn

                                   EXHIBIT "A"

                       DESCRIPTION OF CONSULTING SERVICES

      During the three year period of time commencing upon the date of this Agreement, the Consultant shall provide general business advice to the Company. Additionally, if elected by the shareholders of the Company at their annual meeting, the Consultant shall serve as a member of the Board of Directors of the Company for three years.

                                  EXHIBIT "B"

                                  COMPENSATION

      The Consultant shall receive the following Compensation for the provision of the Consulting Services:

      1. Compensation in the form of stock. The Consultant shall have the right to acquire 50,000 shares of restricted common stock of the Company at a price of $0.01 per share simultaneous with the execution of this Agreement (the "Shares"). The Shares shall not be sold, pledged, or transferred during the three year term of this Agreement, except through a merger or sale of the Company. If the Consultant does not serve as a consultant and/or director of the Company for three full years (36 months) from May 1, 1998, due to resignation, the failure to adequately perform his fiduciary duty (cause), or the failure of the shareholders to elect or re-elect him, then, except in the case of a merger or sale of the Company, the Consultant is obliged to sell back to the Company, for each month less than the 36 months agreed to be served, 1/36th of the shares at $0.01 per share.

      In connection with the Consultant's right to purchase the Shares, the Consultant hereby represents and warrants to the Company as follows:

            (a) Consultant has sufficient liquid assets to invest in the Shares.

            (b) Consultant has had an opportunity to ask questions of and receive answers from the Company or a person or persons acting on its behalf concerning the terms and conditions of the purchase of the Shares. Consultant is satisfied with all information provided by the Company and/or persons acting on behalf of the Company;

            (c) Consultant acknowledges that the Shares are being solicited and are exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), and in connection therewith, covenants and agrees that he will not offer, sell, or otherwise transfer the Shares unless and until the Shares are registered pursuant to the Act or unless the Company shall be entitled to rely upon an opinion of counsel satisfactory to Company with respect to compliance with the above securities laws.

            (d) Consultant understands he is purchasing the Shares without being furnished any offering literature or prospectus other than any specific information which the Consultant may have requested that the Company provide to him.

            (e) The Shares for which he hereby subscribes are being acquired solely for his own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalizing thereof; he has no present plans to enter into any such contract, undertaking, agreement or arrangement. Consultant understands that he shall not have the right to sell or otherwise transfer the Shares unless and until the Shares are registered for sale in the public securities markets. Consultant further understands that he shall be subject to any underwriter or broker/dealer trading restrictions.

            (f) Consultant acknowledges and is aware of the following:

                  (i) There are substantial restrictions on the transferability of the Shares; the Shares will not be, and Consultant has no right to demand that the Shares be, registered under the Act; and accordingly, he may have to hold the Shares for a substantial period of time.

                  (ii) Consultant, by reason of his business or financial experience, or the business or financial experience or his/her professional advisor who is not affiliated with, or compensated by the Company or any of its affiliates, or any selling agent of the Company, directly or indirectly, has the capacity to protect his own interests in connection with his purchase of the Shares.

            (g) In order to purchase the Shares, Consultant shall:

                  (i) Deliver a check in the amount of $500 to "New Directions Manufacturing, Inc.;" and

                  (ii) Execute this Agreement.

      2. Reimbursement of expenses. The Consultant shall also be entitled to reimbursement of all pre-approved expenses beginning on May 1, 1998 and concluding, but subject to termination pursuant to 5.b. above or extension by mutual agreement, on May 1, 2001.